Exhibit 10.3

AGREEMENT

AGREEMENT dated this 13 day of December 2005, by and between Technology Integration Group, Inc. (hereinafter “FSI”), a Delaware Corporation, with offices located at 85 Livingston Avenue, Suite 3, Roseland, NJ 07068 and Cosimo J. Patti, President of FSI.

WHEREAS, FSI has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 and has filed an Exhibit 10.2 to such Registration Statement regarding methods of payment of offering expenses; and

WHEREAS, such Registration Statement includes in the Liquidity section, a specific discussion of FSI’s cash requirements for the next twelve (12) months (exclusive of offering expenses) and its specific viable plans to meet such requirements.

NOW, THEREFORE, it is herewith agreed as follows:

The undersigned, as President of FSI herewith agrees to defer FSI compensation otherwise payable to him so as to permit FSI to remain viable and further agrees to loan FSI amounts necessary to meet FSI’s expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay FSI’s costs and expenses.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when FSI has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13 day of December 2005.

TECHNOLOGY INTEGRATION GROUP, INC.

/s/ Cosimo J. Patti

By: ________________________________

Cosimo J. Patti, President

/s/ Cosimo J. Patti

By: _________________________________

Cosimo J. Patti, Individually

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